FILED PURSUANT TO RULE NO. 424(b)(3)
REGISTRATION NO. 333-85711

Prospectus Supplement Dated January 30, 2004
 To Prospectus Dated October 19, 2001

National Fuel Gas Company
 Direct Stock Purchase and Dividend Reinvestment Plan

The principal executive offices of National Fuel Gas Company have moved to 6363 Main Street, Williamsville, New York 14221. The Company’s telephone number remains (716) 857-7000. Requests for copies of documents incorporated by reference in the Prospectus dated October 19, 2001 should be directed to National Fuel Investor Relations, 6363 Main Street, Williamsville, New York 14221 (telephone: 716-857-6987).

The following address changes have also been made. Optional Cash Investments should be sent to: Computershare Investor Services, P.O. Box 6006, Carol Stream, IL 60197-6006. All other notices and correspondence should be sent to: Computershare Investor Services, 2 North LaSalle Street, Chicago, IL 60602.

This Prospectus Supplement should be used in conjunction with the Prospectus dated October 19, 2001.
You  should keep this Prospectus Supplement for future reference.